Exhibit 21.1

BIOSCRIP, INC. AND ITS SUBSIDIARIES

Entity Name	State of Incorporation	Doing Business As
BioScrip, Inc.	Delaware	BioScrip
Applied Health Care, LLC	Delaware	CarePoint Partners
BioScrip Infusion Management, LLC	Delaware
BioScrip Infusion Services, Inc.	California	BioScrip Infusion Services BioScrip Infusion Services of CA (forced)
BioScrip Infusion Services, LLC	Delaware	BioScrip Infusion Services CarePoint Partners
BioScrip Medical Supply Services, LLC	Delaware
BioScrip Nursing Services, LLC	New York	BioScrip Nursing Services
BioScrip PBM Services, LLC	Delaware	BioScrip PBM Services
BioScrip Pharmacy (NY), Inc.	New York
BioScrip Pharmacy (Puerto Rico), Inc.	Puerto Rico
BioScrip Pharmacy Services, Inc.	Ohio	BioScrip Pharmacy Services
BioScrip Pharmacy, Inc.	Minnesota	(inactive)
Bradhurst Specialty Pharmacy, Inc.	New York	(inactive)
Chronimed, LLC	Minnesota
CHS Holdings, Inc.	Delaware
Critical Homecare Solutions, Inc.	Delaware
Deaconess Enterprises, LLC	Ohio
Deaconess HomeCare, LLC	Delaware
East Goshen Pharmacy, Inc.	Pennsylvania	Infusioncare
HomeChoice Partners, Inc.	Delaware	HomeChoice Partners CarePoint Partners
Infusal Partners	Florida	(inactive)
InfuCenters, LLC	Delaware	(inactive)
InfuScience HHA, LLC	Delaware	(inactive)
InfuScience, Inc.	Delaware	InfuScience
InfuScience South Carolina, LLC	Delaware	InfuScience
InfuScience Sub, Inc.	Delaware	(inactive)
Infusion Partners of Brunswick, LLC	Georgia	Infusion Partners
Infusion Partners of Melbourne, LLC	Georgia	Infusion Partners
Infusion Partners, LLC	Ohio	Infusion Partners CarePoint Partners
Infusion Solutions, Inc.	New Hampshire	Infusion Solutions
Infusion Therapy Specialists, Inc.	Nebraska	InfuScience
Knoxville Home Therapies, LLC	Tennessee	Infusion Partners
National Health Infusion, Inc.	Florida	(inactive)
Natural Living, Inc.	New York	(inactive)
New England Home Therapies, Inc.	Massachusetts	New England Home Therapies CarePoint Partners
Nutri USA, Inc.	New York	(inactive)

Entity Name	State of Incorporation	Doing Business As
Option Health, Ltd.	Illinois	Option Health BioScrip Infusion Services
Professional Home Care Services, Inc.	Delaware	Professional Home Care Services (PHCS)
PHCS Acquisition Co., Inc.	Delaware	(inactive)
Regional Ambulatory Diagnostics, Inc.	Ohio	(inactive)
Scott-Wilson, Inc.	Kentucky	Infusion Partners of Lexington
Specialty Pharma, Inc.	Delaware
Wilcox Medical, Inc.	Vermont	Wilcox Infusion Services Wilcox Home Infusion